EXHIBIT 5.1

CONNER & WINTERS, P.L.L.C
Suite 200
100 West Center Street
Fayetteville, Arkansas 72701-6081

November 12, 2002

Southwestern Energy Company
2350 N. Sam Houston Pkwy. E.
Suite 300
Houston, Texas 77032

        Re: Registration Statement of Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Southwestern Energy Company, an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-8 (the "Registration Statement") relating to an aggregate of 300,000 shares of the Company's common stock, par value $.10 per share (the "Shares"), reserved for issuance pursuant to the Southwestern Energy Company 2002 Employee Stock Incentive Plan (the "Incentive Plan").

        In rendering the following opinion, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        Based on the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Incentive Plan and applicable agreements accompanying the Incentive Plan, will be legally issued, fully paid and nonassessable.

        We are members of the bar of the State of Arkansas. Our opinion expressed above is limited to the laws of the State of Arkansas and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                                                                                    Very truly yours,

                                                                                                                    /s/ Conner & Winters, P.L.L.C.

                                                                                                                    Conner & Winters, P.L.L.C.